Clover Health Announces Departure of Chief Financial Officer; Reiterates Most Recently Issued Financial Guidance for 2023

Lee A. Shapiro, Clover Audit Committee Chair, will lead the search for the next Clover CFO

December 21, 2023— Clover Health Investments, Corp. (Nasdaq: CLOV) (“Clover” or the “Company”) a physician enablement company committed to bringing access to great healthcare to everyone on Medicare, today announced that Scott J. Leffler, its Chief Financial Officer, will be leaving the Company on January 26, 2024 in order to pursue another professional opportunity. Mr. Leffler noted to the Company that his departure does not reflect any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In addition, the Company reiterates its most recently issued financial guidance for the full fiscal year 2023, which was updated as part of its earnings release on November 6, 2023.

The Company has initiated a search to identify a successor Chief Financial Officer, and has created a search committee to oversee the process to replace Mr. Leffler. Mr. Lee A. Shapiro, a member of the Clover Board of Directors and Chair of its Audit Committee, will lead the search committee that will oversee the process to replace Mr. Leffler. Mr. Shapiro previously served as Chief Financial Officer of Livongo Health, Inc., a tech-enabled services company that helps individuals with chronic conditions to live better and healthier lives, until November of 2020. Additionally, the Company has engaged a leading executive search firm to assist the search committee in finding a Chief Financial Officer for the next stage of the Company’s growth.

Andrew Toy, Clover’s Chief Executive Officer, said, “It has been a pleasure to work with Scott and I want to thank him for all that he has done to help Clover mature as a public company and to set us on our path to profitability. We are grateful for the many contributions he has made to the Company, which we are confident have strengthened Clover and positioned us well to succeed in both our short- and long-term goals. On behalf of myself and the Company, we wish Scott well in his new opportunity.”

“Working with Andrew and the team at Clover in its mission to improve every life has been truly rewarding,” said Mr. Leffler. “While I am very excited for my new opportunity, I remain a strong supporter of Clover and look forward to seeing it succeed.”

About Clover Health

Clover Health (Nasdaq: CLOV) is a physician enablement company committed to bringing access to great healthcare to everyone on Medicare. This includes a health equity-based focus on seniors who have historically lacked access to affordable, high-quality healthcare. Our strategy is powered by our software platform, Clover Assistant, which is designed to aggregate patient data from across the healthcare ecosystem to support clinical decision-making and improve health outcomes through the early identification and management of chronic disease. We operate two distinct lines of business: Insurance and Non-Insurance. Through our Insurance line of business, we provide PPO and HMO Medicare Advantage plans in several states, with a differentiated focus on our flagship wide-network, high-choice PPO plans. Our Non-Insurance line of business similarly aims to reduce cost-of-care while enhancing the quality of care for patients enrolled in Original Medicare.

Forward-Looking Statements

Please note that this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events and Clover Health’s future results of operations, financial position, business strategy and future plans. Forward-looking statements are not guarantees of future performance, and you are cautioned not to place undue reliance on such statements. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “can,” “could,” “should,” “would,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “guidance,” “objective,” “plan,” “seek,” “grow,” “target,” “if,” “continue” or the negative of these words or other similar terms or expressions that concern Clover Health’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding expectations related to Clover Health’s profitability, liquidity, future performance, future operations and future results. These statements are subject to known and unknown risks, uncertainties and other factors that may cause Clover Health’s actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this report. Additional information concerning these and other risk factors is contained in Clover Health’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2023 and in our subsequent Quarterly Reports on Form 10-Q filed with the SEC on May 9, 2023, August 8, 2023 and November 6, 2023, in each case where relevant, including the Risk Factors sections therein, and in its other filings with the SEC. The forward-looking statements included in this press release are made as of the date hereof. Except as required by law, Clover Health undertakes no obligation to update any of these forward-looking statements after the date of this press release or to conform these statements to actual results or revised expectations.

Press Contact:
Andrew Still-Baxter
press@cloverhealth.com

Investor Relations Contact:
Ryan Schmidt
investors@cloverhealth.com